Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement No. 333-193751 on Form S-1 on Form S-3 of Aradigm Corporation, of our report dated March 16, 2015 relating to the consolidated financial statements of appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & Co. LLP

San Francisco, California

March 19, 2015